KEYCORP REPORTS SECOND QUARTER 2024 NET INCOME OF $237 MILLION,
OR $.25 PER DILUTED COMMON SHARE

Average deposits up $1.3 billion compared to the prior quarter and the second quarter of 2023, with client deposits up 5% year-over-year

Disciplined expense management: expenses declined approximately 6% from the prior quarter and were stable versus the year-ago period

Common Equity Tier 1 ratio rose 20 basis points to 10.5%(a)

Credit quality remains solid: net charge-offs to average loans of 34 basis points

    CLEVELAND, July 18, 2024 - KeyCorp (NYSE: KEY) today announced net income from continuing operations attributable to Key common shareholders of $237 million, or $.25 per diluted common share, for the second quarter of 2024. Net income from continuing operations attributable to Key common shareholders was $183 million, or $.20 per diluted common share, for the first quarter of 2024 and $250 million, or $.27 per diluted common share, for the second quarter of 2023.
Comments from Chairman and CEO, Chris Gorman

"This was a solid quarter for Key as we continued to execute on our clearly defined path to enhanced profitability. Sequentially, net interest income grew as we benefited from fixed asset repricing and continued to grow client deposits while the pace of deposit repricing slowed. Client deposits were up 5% from the prior year. Loan demand remained tepid, however, we are optimistic that we will begin to see growth in the second half of the year.

We continued to make progress against our most important strategic fee-based initiatives where we benefit from a differentiated value proposition. We demonstrated momentum in Wealth Management and Commercial Payments. Additionally, our Investment Banking pipelines are meaningfully higher from prior periods.

Expenses continue to be well-managed, and net charge-offs remained low. We built our Common Equity Tier 1 ratio another 23 basis points to 10.5%, bringing our organic capital build to approximately 120 basis points over the past twelve months.

I am excited for our path forward and energized by our momentum which positions us to deliver sound, profitable growth."

(a)June 30, 2024 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.

KeyCorp Reports Second Quarter 2024 Profit
July 18, 2024

Selected Financial Highlights

Dollars in millions, except per share data				Change 2Q24 vs.
	2Q24	1Q24	2Q23	1Q24	2Q23
Income (loss) from continuing operations attributable to Key common shareholders	$237	$183	$250	29.5%	(5.2)%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.25	.20	.27	25.0	(7.4)
Return on average tangible common equity from continuing operations (a)	10.39%	7.87%	11.04%	N/A	N/A
Return on average total assets from continuing operations	.59	.47	.58	N/A	N/A
Common Equity Tier 1 ratio (b)	10.5	10.3	9.3	N/A	N/A
Book value at period end	$13.09	$12.84	$12.18	1.9	7.5
Net interest margin (TE) from continuing operations	2.04%	2.02%	2.12%	N/A	N/A

(a)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)June 30, 2024 ratio is estimated.
TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

Dollars in millions				Change 2Q24 vs.
	2Q24	1Q24	2Q23	1Q24	2Q23
Net interest income (TE)	$899	$886	$986	1.5%	(8.8)%
Noninterest income	627	647	609	(3.1)	3.0
Total revenue (TE)	$1,526	$1,533	$1,595	(.5)%	(4.3)%

TE = Taxable Equivalent
Taxable-equivalent net interest income was $899 million for the second quarter of 2024 and the net interest margin was 2.04%. Compared to the second quarter of 2023, net interest income decreased by $87 million, and the net interest margin decreased by eight basis points. Both net interest income and the net interest margin benefited from the reinvestment of proceeds from maturing investment securities into higher yielding but still liquid investments, and the replacement of low-yielding interest rate swaps with higher-yield interest rate swaps. Net interest income and the net interest margin declined year-over-year, however, reflecting lower loan balances from Key's balance sheet optimization actions during 2023 and higher deposit costs in the higher interest rate environment relative to a year ago. Additionally, the balance sheet experienced a shift in funding mix from noninterest-bearing deposits to higher-cost deposits and borrowings.

Compared to the first quarter of 2024, taxable-equivalent net interest income increased by $13 million, and the net interest margin increased by two basis points for the second quarter of 2024. Both net interest income and the net interest margin benefited from the reinvestment of proceeds from maturing investment securities into higher yielding but still liquid investments, and the replacement of low-yielding interest rate swaps with higher-yield interest rate swaps. Lower loan balances, higher funding costs, and an unfavorable funding mix partly offset the increase in net interest income and the net interest margin from higher yielding reinvestments.

KeyCorp Reports Second Quarter 2024 Profit
July 18, 2024

Noninterest Income

Dollars in millions				Change 2Q24 vs.
	2Q24	1Q24	2Q23	1Q24	2Q23
Trust and investment services income	$139	$136	$126	2.2%	10.3%
Investment banking and debt placement fees	126	170	120	(25.9)	5.0
Cards and payments income	85	77	85	10.4	—
Service charges on deposit accounts	66	63	69	4.8	(4.3)
Corporate services income	68	69	86	(1.4)	(20.9)
Commercial mortgage servicing fees	61	56	50	8.9	22.0
Corporate-owned life insurance income	34	32	32	6.3	6.3
Consumer mortgage income	16	14	14	14.3	14.3
Operating lease income and other leasing gains	21	24	23	(12.5)	(8.7)
Other income	11	6	4	83.3	175.0
Total noninterest income	$627	$647	$609	(3.1)%	3.0%

N/M = Not Meaningful

Compared to the second quarter of 2023, noninterest income increased by $18 million. The increase was driven by trust and investment services, up $13 million, reflective of strong market performance as well as an increase in commercial mortgage servicing fees, which increased $11 million.

Compared to the first quarter of 2024, noninterest income decreased by $20 million. The decrease was driven by investment banking and debt placement fees, down $44 million, reflective of strong merger and acquisition advisory fees and syndication fees in the first quarter. The decline was partly offset by an $8 million increase in cards and payments income due to higher seasonal transactions in debit and credit cards and a $5 million increase in commercial mortgage servicing fees.

Noninterest Expense

Dollars in millions				Change 2Q24 vs.
	2Q24	1Q24	2Q23	1Q24	2Q23
Personnel expense	$636	$674	$622	(5.6)%	2.3%
Net occupancy	66	67	65	(1.5)	1.5
Computer processing	101	102	95	(1.0)	6.3
Business services and professional fees	37	41	41	(9.8)	(9.8)
Equipment	20	20	22	—	(9.1)
Operating lease expense	17	17	21	—	(19.0)
Marketing	21	19	29	10.5	(27.6)
Other expense	181	203	181	(10.8)	.0
Total noninterest expense	$1,079	$1,143	$1,076	(5.6)%	.3%

    Compared to the second quarter of 2023, noninterest expense increased $3 million, driven by a $14 million increase in personnel expense, reflective of a higher stock price compared to the year-ago period. The increase was partly offset by lower marketing expense and lower business services and professional fees.

    Compared to the first quarter of 2024, noninterest expense decreased by $64 million. The decrease was driven by a $38 million decline in personnel expense, related to lower incentive compensation and lower employee benefits. The decline in noninterest expense was also reflective of a higher FDIC special assessment in the prior quarter. For more information on the FDIC special assessment, see the Selected Items Impact on Earnings table on page 25.

KeyCorp Reports Second Quarter 2024 Profit
July 18, 2024

BALANCE SHEET HIGHLIGHTS

Average Loans

Dollars in millions				Change 2Q24 vs.
	2Q24	1Q24	2Q23	1Q24	2Q23
Commercial and industrial (a)	$54,599	$55,220	$61,426	(1.1)%	(11.1)%
Other commercial loans	20,500	21,222	22,623	(3.4)	(9.4)
Total consumer loans	33,862	34,592	36,623	(2.1)	(7.5)
Total loans	$108,961	$111,034	$120,672	(1.9)%	(9.7)%

(a)Commercial and industrial average loan balances include $218 million, $211 million, and $194 million of assets from commercial credit cards at June 30, 2024, March 31, 2024, and June 30, 2023, respectively.

Average loans were $109.0 billion for the second quarter of 2024, a decrease of $11.7 billion compared to the second quarter of 2023, reflective of Key's planned balance sheet optimization efforts in 2023. The decline in average loans was mostly driven by a $9.0 billion decline in average commercial loans, driven by lower commercial and industrial loans and commercial mortgage real estate loans. Additionally, average consumer loans declined by $2.8 billion, driven by declines across all consumer loan categories.

Compared to the first quarter of 2024, average loans decreased by $2.1 billion. Average commercial loans declined by $1.3 billion, primarily driven by a decrease in commercial and industrial loans and commercial mortgage real estate loans. Additionally, average consumer loans declined $730 million, driven by declines across all consumer loan categories.

Average Deposits

Dollars in millions				Change 2Q24 vs.
	2Q24	1Q24	2Q23	1Q24	2Q23
Non-time deposits	$128,161	$128,448	$127,687	(.2)%	0.4%
Time deposits	16,019	14,430	15,216	11.0	5.3
Total deposits	$144,180	$142,878	$142,903	.9%	.9%

Cost of total deposits	2.28%	2.20%	1.49%	N/A	N/A

N/A = Not Applicable

    Average deposits totaled $144.2 billion for the second quarter of 2024, an increase of $1.3 billion compared to the year-ago quarter. The increase was reflective of growth in retail deposit balances and our focus on growing deposits across our commercial businesses.

Compared to the first quarter of 2024, average deposits increased by $1.3 billion. The increase was reflective of growth in retail certificate of deposit balances and stronger commercial deposit balances.

ASSET QUALITY

Dollars in millions				Change 2Q24 vs.
	2Q24	1Q24	2Q23	1Q24	2Q23
Net loan charge-offs	$91	$81	$52	12.3%	75.0%
Net loan charge-offs to average total loans	.34%	.29%	.17%	N/A	N/A
Nonperforming loans at period end	$710	$658	$431	7.9	64.7
Nonperforming assets at period end	727	674	462	7.9	57.4
Allowance for loan and lease losses	1,547	1,542	1,480	0.3	4.5
Allowance for credit losses	1,833	1,823	1,771	0.5	3.5
Provision for credit losses	100	101	167	(1.0)	(40.1)

Allowance for loan and lease losses to nonperforming loans	218%	234%	343%	N/A	N/A
Allowance for credit losses to nonperforming loans	258	277	411	N/A	N/A

N/A = Not Applicable

KeyCorp Reports Second Quarter 2024 Profit
July 18, 2024

    Key's provision for credit losses was $100 million, compared to $167 million in the second quarter of 2023 and $101 million in the first quarter of 2024. The decline from the year-ago period reflects a more stable economic outlook and the impact of balance sheet optimization efforts, partly offset by credit portfolio migration.

    Net loan charge-offs for the second quarter of 2024 totaled $91 million, or 0.34% of average total loans. These results compare to $52 million, or 0.17%, for the second quarter of 2023 and $81 million, or 0.29%, for the first quarter of 2024. Key’s allowance for credit losses was $1.8 billion, or 1.71% of total period-end loans at June 30, 2024, compared to 1.49% at June 30, 2023, and 1.66% at March 31, 2024.

    At June 30, 2024, Key’s nonperforming loans totaled $710 million, which represented 0.66% of period-end portfolio loans. These results compare to 0.36% at June 30, 2023, and 0.60% at March 31, 2024. Nonperforming assets at June 30, 2024, totaled $727 million, and represented 0.68% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to 0.39% at June 30, 2023, and 0.61% at March 31, 2024.

CAPITAL

Key’s estimated risk-based capital ratios, included in the following table, continued to exceed all “well-capitalized” regulatory benchmarks at June 30, 2024.

Capital Ratios

	6/30/2024	3/31/2024	6/30/2023
Common Equity Tier 1 (a)	10.5%	10.3%	9.3%
Tier 1 risk-based capital (a)	12.2	12.0	10.8
Total risk-based capital (a)	14.7	14.5	13.1
Tangible common equity to tangible assets (b)	5.2	5.0	4.5
Leverage (a)	9.1	9.1	8.7

(a)June 30, 2024 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

Key's regulatory capital position remained strong in the second quarter of 2024. As shown in the preceding table, at June 30, 2024, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 10.5% and 12.2%, respectively. Key's tangible common equity ratio was 5.2% at June 30, 2024.

    Key elected the CECL phase-in option provided by regulatory guidance which delayed for two years the estimated impact of CECL on regulatory capital and phases it in over three years beginning in 2022. Effective for the first quarter 2022, Key is now in the three-year transition period. On a fully phased-in basis, Key's Common Equity Tier 1 ratio would be reduced by four basis points.

Summary of Changes in Common Shares Outstanding

In thousands				Change 2Q24 vs.
	2Q24	1Q24	2Q23	1Q24	2Q23
Shares outstanding at beginning of period	942,776	936,564	935,229	.7%	.8%
Shares issued under employee compensation plans (net of cancellations and returns)	424	6,212	504	(93.2)	(16)
Shares outstanding at end of period	943,200	942,776	935,733	—%	.8%

    Key declared a dividend of $.205 per common share for the third quarter of 2024.

KeyCorp Reports Second Quarter 2024 Profit
July 18, 2024

LINE OF BUSINESS RESULTS

    The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

Dollars in millions				Change 2Q24 vs.
	2Q24	1Q24	2Q23	1Q24	2Q23
Revenue from continuing operations (TE)
Consumer Bank	$769	$757	$787	1.6%	(2.3)%
Commercial Bank	769	799	823	(3.8)	(6.6)
Other (a)	(12)	(23)	(15)	47.8	20.0
Total	$1,526	$1,533	$1,595	(.5)%	(4.3)%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$67	$41	$71	63.4%	(5.6)%
Commercial Bank	207	205	227	1.0	(8.8)
Other (a)	(1)	(27)	(12)	96.3	91.7
Total	$273	$219	$286	24.7%	(4.5)%

(a)Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represents the unallocated portion of nonearning assets of corporate support functions. Charges related to the funding of these assets are part of net interest income and are allocated to the business segments through noninterest expense. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.
TE = Taxable Equivalent
N/M = Not Meaningful

Consumer Bank

Dollars in millions				Change 2Q24 vs.
	2Q24	1Q24	2Q23	1Q24	2Q23
Summary of operations
Net interest income (TE)	$535	$532	$544	.6%	(1.7)%
Noninterest income	234	225	243	4.0	(3.7)
Total revenue (TE)	769	757	787	1.6	(2.3)
Provision for credit losses	33	(2)	32	N/M	3.1
Noninterest expense	648	704	662	(8.0)	(2.1)
Income (loss) before income taxes (TE)	88	55	93	60.0	(5.4)
Allocated income taxes (benefit) and TE adjustments	21	14	22	50.0	(4.5)
Net income (loss) attributable to Key	$67	$41	$71	63.4%	(5.6)%

Average balances
Loans and leases	$39,174	$39,919	$42,297	(1.9)%	(7.4)%
Total assets	42,008	42,710	45,116	(1.6)	(6.9)
Deposits	85,397	84,075	81,406	1.6	4.9

Assets under management at period end	$57,602	$57,305	$53,952	.5%	6.8%

TE = Taxable Equivalent
N/M = Not Meaningful

KeyCorp Reports Second Quarter 2024 Profit
July 18, 2024

Additional Consumer Bank Data

Dollars in millions				Change 2Q24 vs.
	2Q24	1Q24	2Q23	1Q24	2Q23
Noninterest income
Trust and investment services income	$112	$110	$101	1.8%	10.9%
Service charges on deposit accounts	34	33	40	3.0	(15.0)
Cards and payments income	61	57	65	7.0	(6.2)
Consumer mortgage income	16	14	14	14.3	14.3
Other noninterest income	11	11	23	—	(52.2)
Total noninterest income	$234	$225	$243	4.0%	(3.7)%

Average deposit balances
Money market deposits	$30,229	$29,875	$27,217	1.2%	11.1%
Demand deposits	22,292	22,213	23,322	.4	(4.4)
Savings deposits	4,791	4,986	6,294	(3.9)	(23.9)
Time deposits	13,039	11,808	6,413	10.4	103.3
Noninterest-bearing deposits	15,047	15,193	18,160	(1.0)	(17.1)
Total deposits	$85,398	$84,075	$81,406	1.6%	4.9%

Other data
Branches	946	957	965
Automated teller machines	1,199	1,214	1,255

Consumer Bank Summary of Operations (2Q24 vs. 2Q23)
•Key's Consumer Bank recorded net income attributable to Key of $67 million for the second quarter of 2024, compared to $71 million for the year-ago quarter
•Taxable-equivalent net interest income decreased by $9 million, or 1.7%, compared to the second quarter of 2023, primarily reflective of a decline in loan spreads as a result of lower loan balances
•Average loans and leases decreased $3.1 billion, or 7.4%, from the second quarter of 2023, driven by broad-based declines across loan categories
•Average deposits increased $4.0 billion, or 4.9%, from the second quarter of 2023, driven by strong retail deposit growth
•Provision for credit losses increased $1 million compared to the second quarter of 2023
•Noninterest income decreased $9 million from the year-ago quarter, driven by declines in service charges on deposit accounts and cards and payments income
•Noninterest expense decreased $14 million from the year-ago quarter, reflective of lower marketing expense

Commercial Bank

Dollars in millions				Change 2Q24 vs.
	2Q24	1Q24	2Q23	1Q24	2Q23
Summary of operations
Net interest income (TE)	$411	$397	$475	3.5%	(13.5)%
Noninterest income	358	402	348	(10.9)	2.9
Total revenue (TE)	769	799	823	(3.8)	(6.6)
Provision for credit losses	87	102	134	(14.7)	(35.1)
Noninterest expense	431	443	406	(2.7)	6.2
Income (loss) before income taxes (TE)	251	254	283	(1.2)	(11.3)
Allocated income taxes and TE adjustments	44	49	56	(10.2)	(21.4)
Net income (loss) attributable to Key	$207	$205	$227	1.0%	(8.8)%

Average balances
Loans and leases	$69,248	$70,633	$77,922	(2.0)%	(11.1)%
Loans held for sale	522	840	1,014	(37.9)	(48.5)
Total assets	78,328	80,000	87,759	(2.1)	(10.7)
Deposits	57,360	56,331	52,512	1.8%	9.2%

TE = Taxable Equivalent

KeyCorp Reports Second Quarter 2024 Profit
July 18, 2024

Additional Commercial Bank Data

Dollars in millions				Change 2Q24 vs.
	2Q24	1Q24	2Q23	1Q24	2Q23
Noninterest income
Trust and investment services income	$27	$26	$25	3.8%	8.0%
Investment banking and debt placement fees	126	170	120	(25.9)	5.0
Cards and payments income	21	20	23	5.0	(8.7)
Service charges on deposit accounts	31	29	28	6.9	10.7
Corporate services income	61	63	77	(3.2)	(20.8)
Commercial mortgage servicing fees	61	56	50	8.9	22.0
Operating lease income and other leasing gains	21	24	24	(12.5)	(12.5)
Other noninterest income	10	13	1	(23.1)	900.0
Total noninterest income	$358	$401	$348	(10.7)%	2.9%

Commercial Bank Summary of Operations (2Q24 vs. 2Q23)
•Key's Commercial Bank recorded net income attributable to Key of $207 million for the second quarter of 2024 compared to $227 million for the year-ago quarter
•Taxable-equivalent net interest income decreased by $64 million, or 13.5%, compared to the second quarter of 2023, primarily reflecting higher interest-bearing deposit costs and a shift in funding mix to higher-cost deposits, as well as a decline in loan balances
•Average loan and lease balances decreased $8.7 billion, or 11.1%, compared to the second quarter of 2023, driven by a decline in commercial and industrial loans
•Average deposit balances increased $4.8 billion compared to the second quarter of 2023, driven by our focus on growing deposits across our commercial businesses
•Provision for credit losses decreased $47 million compared to the second quarter of 2023, driven by a more stable economic outlook and the impact of balance sheet optimization efforts, partly offset by credit portfolio migration
•Noninterest income increased $10 million from the year-ago quarter, primarily driven by an increase in investment banking and debt placement fees and commercial mortgage servicing fees
•Noninterest expense increased $25 million compared to the second quarter of 2023, driven by higher business services and professional fees and broad-based increases across other expense categories

KeyCorp Reports Second Quarter 2024 Profit
July 18, 2024

*******************************************

KeyCorp's roots trace back nearly 200 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $187 billion at June 30, 2024.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of approximately 1,000 branches and approximately 1,200 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Second Quarter 2024 Profit
July 18, 2024

CONTACTS:

ANALYSTS	MEDIA
Brian Mauney	Susan Donlan
216.689.0521	216.471.3133
Brian_Mauney@KeyBank.com	Susan_E_Donlan@KeyBank.com

Halle Nichols	Beth Strauss
216.689.5305	216.471.2787
Halle_A_Nichols@KeyBank.com	Beth_A_Strauss@KeyBank.com

INVESTOR RELATIONS:	KEY MEDIA NEWSROOM:
www.key.com/ir	www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key's actual results to differ from those described in the forward-looking statements can be found in KeyCorp's Form 10-K for the year ended December 31, 2023 and in KeyCorp's subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others, deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a worsening of the U.S. economy due to financial, political, or other shocks, the extensive regulation of the U.S. financial services industry, the soundness of other financial institutions and the impact of changes in the interest rate environment. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on July 18, 2024. A replay of the call will be available on our website through July 18, 2025.
For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Second Quarter 2024 Profit
July 18, 2024

KeyCorp
Second Quarter 2024
Financial Supplement

Page
12	Basis of Presentation
13	Financial Highlights
15	GAAP to Non-GAAP Reconciliation
17	Consolidated Balance Sheets
18	Consolidated Statements of Income
19	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
21	Noninterest Expense
21	Personnel Expense
22	Loan Composition
22	Loans Held for Sale Composition
22	Summary of Changes in Loans Held for Sale
23	Summary of Loan and Lease Loss Experience From Continuing Operations
24	Asset Quality Statistics From Continuing Operations
24	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
24	Summary of Changes in Nonperforming Loans From Continuing Operations
25	Line of Business Results
25	Selected Items Impact on Earnings

KeyCorp Reports Second Quarter 2024 Profit
July 18, 2024

Basis of Presentation

Use of Non-GAAP Financial Measures
This document contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Key’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document, the financial supplement, or conference call slides related to this document, all of which can be found on Key’s website (www.key.com/ir).

Annualized Data
Certain returns, yields, performance ratios, or quarterly growth rates are presented on an “annualized”
basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts.

Taxable Equivalent
Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at the federal statutory rate. This adjustment puts all earning assets, most notably tax-exempt municipal securities, and certain lease assets, on a common basis that facilitates comparison of results to results of peers.

Earnings Per Share Equivalent
Certain income or expense items may be expressed on a per common share basis. This is done for analytical and decision-making purposes to better discern underlying trends in total consolidated earnings per share performance excluding the impact of such items. When the impact of certain income or expense items is disclosed separately, the after-tax amount is computed using the marginal tax rate, with this then being the amount used to calculate the earnings per share equivalent.

KeyCorp Reports Second Quarter 2024 Profit
July 18, 2024

Financial Highlights
(Dollars in millions, except per share amounts)
	Three months ended
	6/30/2024	3/31/2024	6/30/2023
Summary of operations
Net interest income (TE)	$899	$886	$986
Noninterest income	627	647	609
Total revenue (TE)	1,526	1,533	1,595
Provision for credit losses	100	101	167
Noninterest expense	1,079	1,143	1,076
Income (loss) from continuing operations attributable to Key	273	219	286
Income (loss) from discontinued operations, net of taxes	1	—	1
Net income (loss) attributable to Key	274	219	287

Income (loss) from continuing operations attributable to Key common shareholders	237	183	250
Income (loss) from discontinued operations, net of taxes	1	—	1
Net income (loss) attributable to Key common shareholders	238	183	251

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.25	$.20	$.27
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.25	.20	.27

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.25	.20	.27
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.25	.20	.27

Cash dividends declared	.205	.205	.205
Book value at period end	13.09	12.84	12.18
Tangible book value at period end	10.13	9.87	9.16
Market price at period end	14.21	15.81	9.24

Performance ratios
From continuing operations:
Return on average total assets	.59%	.47%	.58%
Return on average common equity	7.96	6.06	8.42
Return on average tangible common equity (b)	10.39	7.87	11.04
Net interest margin (TE)	2.04	2.02	2.12
Cash efficiency ratio (b)	70.2	74.0	66.8

From consolidated operations:
Return on average total assets	.59%	.47%	.58%
Return on average common equity	7.99	6.06	8.45
Return on average tangible common equity (b)	10.43	7.87	11.09
Net interest margin (TE)	2.04	2.02	2.12
Loan to deposit (c)	74.0	76.6	83.0

Capital ratios at period end
Key shareholders’ equity to assets	7.9%	7.8%	7.1%
Key common shareholders’ equity to assets	6.6	6.5	5.8
Tangible common equity to tangible assets (b)	5.2	5.0	4.5
Common Equity Tier 1 (d)	10.5	10.3	9.3
Tier 1 risk-based capital (d)	12.2	12.0	10.8
Total risk-based capital (d)	14.7	14.5	13.1
Leverage (d)	9.1	9.1	8.7

Asset quality — from continuing operations
Net loan charge-offs	$91	$81	$52
Net loan charge-offs to average loans	.34%	.29%	.17%
Allowance for loan and lease losses	$1,547	$1,542	$1,480
Allowance for credit losses	1,833	1,823	1,771
Allowance for loan and lease losses to period-end loans	1.44%	1.40%	1.24%
Allowance for credit losses to period-end loans	1.71	1.66	1.49
Allowance for loan and lease losses to nonperforming loans	218	234	343
Allowance for credit losses to nonperforming loans	258	277	411
Nonperforming loans at period-end	$710	$658	$431
Nonperforming assets at period-end	727	674	462
Nonperforming loans to period-end portfolio loans	.66%	.60%	.36%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.68	.61	.39

Trust assets
Assets under management	$57,602	$57,305	$53,952
Other data
Average full-time equivalent employees	16,646	16,752	17,754
Branches	946	957	965
Taxable-equivalent adjustment	$12	$11	$8

KeyCorp Reports Second Quarter 2024 Profit
July 18, 2024

Financial Highlights (continued)
(Dollars in millions, except per share amounts)
	Six months ended
	6/30/2024	6/30/2023
Summary of operations
Net interest income (TE)	$1,785	$2,092
Noninterest income	1,274	1,217
Total revenue (TE)	3,059	3,309
Provision for credit losses	201	306
Noninterest expense	2,222	2,252
Income (loss) from continuing operations attributable to Key	492	597
Income (loss) from discontinued operations, net of taxes	1	2
Net income (loss) attributable to Key	493	599

Income (loss) from continuing operations attributable to Key common shareholders	420	525
Income (loss) from discontinued operations, net of taxes	1	2
Net income (loss) attributable to Key common shareholders	421	527

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.45	$.57
Income (loss) from discontinued operations, net of taxes	—	—
Net income (loss) attributable to Key common shareholders (a)	.45	.57

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.45	.56
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.45	.57

Cash dividends paid	.41	.41

Performance ratios
From continuing operations:
Return on average total assets	.53%	.62%
Return on average common equity	7.00	9.11
Return on average tangible common equity (b)	9.12	12.06
Net interest margin (TE)	2.03	2.29
Cash efficiency ratio (b)	72.1	67.5

From consolidated operations:
Return on average total assets	.53%	.62%
Return on average common equity	7.02	9.15
Return on average tangible common equity (b)	9.14	12.10
Net interest margin (TE)	2.03	2.29

Asset quality — from continuing operations
Net loan charge-offs	$172	$97
Net loan charge-offs to average total loans	.31%	.16%

Other data
Average full-time equivalent employees	16,699	17,987

Taxable-equivalent adjustment	23	15
(a)Earnings per share may not foot due to rounding.
(b)The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(c)Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.
(d)June 30, 2024, ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.

KeyCorp Reports Second Quarter 2024 Profit
July 18, 2024

GAAP to Non-GAAP Reconciliations
(Dollars in millions)
The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “pre-provision net revenue," and “cash efficiency ratio."

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provides greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended			Six months ended
	6/30/2024	3/31/2024	6/30/2023	6/30/2024	6/30/2023
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$14,789	$14,547	$13,844
Less: Intangible assets (a)	2,793	2,799	2,826
Preferred Stock (b)	2,446	2,446	2,446
Tangible common equity (non-GAAP)	$9,550	$9,302	$8,572
Total assets (GAAP)	$187,450	$187,485	$195,037
Less: Intangible assets (a)	2,793	2,799	2,826
Tangible assets (non-GAAP)	$184,657	$184,686	$192,211
Tangible common equity to tangible assets ratio (non-GAAP)	5.17%	5.04%	4.46%
Pre-provision net revenue
Net interest income (GAAP)	$887	$875	$978	$1,762	$2,077
Plus: Taxable-equivalent adjustment	12	11	8	23	15
Noninterest income	627	647	609	1,274	1,217
Less: Noninterest expense	1,079	1,143	1,076	2,222	2,252
Pre-provision net revenue from continuing operations (non-GAAP)	$447	$390	$519	$837	$1,679
Average tangible common equity
Average Key shareholders' equity (GAAP)	$14,474	$14,649	$14,412	$14,561	$14,116
Less: Intangible assets (average) (c)	2,796	2,802	2,831	2,798	2,836
Preferred stock (average)	2,500	2,500	2,500	2,500	2,500
Average tangible common equity (non-GAAP)	$9,178	$9,347	$9,081	$9,263	$8,780
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$237	$183	$250	$420	$525
Average tangible common equity (non-GAAP)	9,178	9,347	9,081	9,263	8,780

Return on average tangible common equity from continuing operations (non-GAAP)	10.39%	7.87%	11.04%	9.12%	12.06%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$238	$183	$251	$421	$527
Average tangible common equity (non-GAAP)	9,178	9,347	9,081	9,263	8,780

Return on average tangible common equity consolidated (non-GAAP)	10.43%	7.87%	11.09%	9.14%	12.10%

KeyCorp Reports Second Quarter 2024 Profit
July 18, 2024

GAAP to Non-GAAP Reconciliations (continued)
(Dollars in millions)
	Three months ended			Six months ended
	6/30/2024	3/31/2024	6/30/2023	6/30/2024	6/30/2023
Cash efficiency ratio
Noninterest expense (GAAP)	$1,079	$1,143	$1,076	$2,222	$2,252
Less: Intangible asset amortization	7	8	10	15	20
Adjusted noninterest expense (non-GAAP)	$1,072	$1,135	$1,066	$2,207	$2,232

Net interest income (GAAP)	$887	$875	$978	$1,762	$2,077
Plus: Taxable-equivalent adjustment	12	11	8	23	15
Net interest income TE (non-GAAP)	899	886	986	1,785	2,092
Noninterest income (GAAP)	627	647	609	1,274	1,217
Total taxable-equivalent revenue (non-GAAP)	$1,526	$1,533	$1,595	$3,059	$3,309

Cash efficiency ratio (non-GAAP)	70.2%	74.0%	66.8%	72.1%	67.5%

(a)For the three months ended June 30, 2024, March 31, 2024, and June 30, 2023, intangible assets exclude less than $1 million, $1 million, and $1 million, respectively, of period-end purchased credit card receivables.
(b)Net of capital surplus.
(c)For the three months ended June 30, 2024, March 31, 2024, and June 30, 2023, average intangible assets exclude less than $1 million, $1 million, and $1 million, respectively, of average purchased credit card receivables.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2024 Profit
July 18, 2024

Consolidated Balance Sheets
(Dollars in millions)

	6/30/2024	3/31/2024	6/30/2023
Assets
Loans	$107,078	$109,885	$119,011
Loans held for sale	517	228	1,130
Securities available for sale	37,460	37,298	37,908
Held-to-maturity securities	7,968	8,272	9,189
Trading account assets	1,219	1,171	1,177
Short-term investments	15,536	13,205	8,959
Other investments	1,259	1,247	1,474
Total earning assets	171,037	171,306	178,848
Allowance for loan and lease losses	(1,547)	(1,542)	(1,480)
Cash and due from banks	1,326	1,247	758
Premises and equipment	631	650	652
Goodwill	2,752	2,752	2,752
Other intangible assets	41	48	75
Corporate-owned life insurance	4,382	4,392	4,378
Accrued income and other assets	8,532	8,314	8,668
Discontinued assets	296	318	386
Total assets	$187,450	$187,485	$195,037

Liabilities
Deposits in domestic offices:
Interest-bearing deposits	$117,570	$114,593	$111,766
Noninterest-bearing deposits	28,150	29,638	33,366
Total deposits	145,720	144,231	145,132
Federal funds purchased and securities sold under repurchase agreements	25	27	1,702
Bank notes and other short-term borrowings	5,292	2,896	6,949
Accrued expense and other liabilities	4,755	5,008	5,339
Long-term debt	16,869	20,776	22,071
Total liabilities	172,661	172,938	181,193

Equity
Preferred stock	2,500	2,500	2,500
Common shares	1,257	1,257	1,257
Capital surplus	6,185	6,164	6,231
Retained earnings	15,706	15,662	15,759
Treasury stock, at cost	(5,715)	(5,722)	(5,859)
Accumulated other comprehensive income (loss)	(5,144)	(5,314)	(6,044)
Key shareholders’ equity	14,789	14,547	13,844
Total liabilities and equity	$187,450	$187,485	$195,037

Common shares outstanding (000)	943,200	942,776	935,733

KeyCorp Reports Second Quarter 2024 Profit
July 18, 2024

Consolidated Statements of Income
(Dollars in millions, except per share amounts)
	Three months ended			Six months ended
	6/30/2024	3/31/2024	6/30/2023	6/30/2024	6/30/2023
Interest income
Loans	$1,524	$1,538	$1,576	$3,062	$3,052
Loans held for sale	8	14	17	22	30
Securities available for sale	259	232	194	491	388
Held-to-maturity securities	73	75	81	148	155
Trading account assets	16	14	15	30	27
Short-term investments	192	142	111	334	153
Other investments	16	17	16	33	29
Total interest income	2,088	2,032	2,010	4,120	3,834
Interest expense
Deposits	817	782	531	1,599	881
Federal funds purchased and securities sold under repurchase agreements	1	1	48	2	70
Bank notes and other short-term borrowings	51	46	104	97	182
Long-term debt	332	328	349	660	624
Total interest expense	1,201	1,157	1,032	2,358	1,757
Net interest income	887	875	978	1,762	2,077
Provision for credit losses	100	101	167	201	306
Net interest income after provision for credit losses	787	774	811	1,561	1,771
Noninterest income
Trust and investment services income	139	136	126	275	254
Investment banking and debt placement fees	126	170	120	296	265
Cards and payments income	85	77	85	162	166
Service charges on deposit accounts	66	63	69	129	136
Corporate services income	68	69	86	137	162
Commercial mortgage servicing fees	61	56	50	117	96
Corporate-owned life insurance income	34	32	32	66	61
Consumer mortgage income	16	14	14	30	25
Operating lease income and other leasing gains	21	24	23	45	48
Other income	11	6	4	17	4
Total noninterest income	627	647	609	1,274	1,217
Noninterest expense
Personnel	636	674	622	1,310	1,323
Net occupancy	66	67	65	133	135
Computer processing	101	102	95	203	187
Business services and professional fees	37	41	41	78	86
Equipment	20	20	22	40	44
Operating lease expense	17	17	21	34	41
Marketing	21	19	29	40	50
Other expense	181	203	181	384	386
Total noninterest expense	1,079	1,143	1,076	2,222	2,252
Income (loss) from continuing operations before income taxes	335	278	344	613	736
Income taxes	62	59	58	121	139
Income (loss) from continuing operations	273	219	286	492	597
Income (loss) from discontinued operations, net of taxes	1	—	1	1	2
Net income (loss)	274	219	287	493	599
Net income (loss) attributable to Key	$274	$219	$287	$493	$599

Income (loss) from continuing operations attributable to Key common shareholders	$237	$183	$250	$420	$525
Net income (loss) attributable to Key common shareholders	238	183	251	421	527
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.25	$.20	$.27	$.45	$.57
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.25	.20	.27	.45	.57
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.25	$.20	$.27	$.45	$.56
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.25	.20	.27	.45	.57

Cash dividends declared per common share	$.205	$.205	$.205	$.410	$.410

Weighted-average common shares outstanding (000)	931,726	929,692	926,741	930,776	926,807
Effect of common share options and other stock awards	6,761	7,319	3,713	7,040	5,513
Weighted-average common shares and potential common shares outstanding (000) (b)	938,487	937,011	930,454	937,816	932,320
(a)Earnings per share may not foot due to rounding.
(b)Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports Second Quarter 2024 Profit
July 18, 2024

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	Second Quarter 2024			First Quarter 2024			Second Quarter 2023
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$54,599	$860	6.34%	$55,220	$853	6.22%	$61,426	$881	5.76%
Real estate — commercial mortgage	14,287	217	6.10	14,837	229	6.21	16,226	235	5.80
Real estate — construction	3,020	56	7.51	3,039	57	7.50	2,641	44	6.64
Commercial lease financing	3,193	28	3.46	3,346	27	3.23	3,756	29	3.07
Total commercial loans	75,099	1,161	6.22	76,442	1,166	6.14	84,049	1,189	5.67
Real estate — residential mortgage	20,515	169	3.30	20,814	171	3.29	21,659	176	3.25
Home equity loans	6,817	102	5.98	7,024	104	5.97	7,620	109	5.75
Other consumer loans	5,597	70	5.00	5,800	72	4.99	6,360	77	4.86
Credit cards	933	34	14.63	954	36	14.93	984	33	13.49
Total consumer loans	33,862	375	4.44	34,592	383	4.44	36,623	395	4.33
Total loans	108,961	1,536	5.66	111,034	1,549	5.61	120,672	1,584	5.26
Loans held for sale	599	8	5.42	888	14	6.15	1,087	17	6.16
Securities available for sale (b), (e)	36,764	259	2.42	37,089	232	2.17	38,899	194	1.74
Held-to-maturity securities (b)	8,123	73	3.59	8,423	75	3.57	9,371	81	3.47
Trading account assets	1,231	16	5.38	1,110	14	5.21	1,244	15	4.64
Short-term investments	13,729	192	5.62	10,243	142	5.59	7,798	111	5.73
Other investments (e)	1,234	16	5.19	1,236	17	5.39	1,566	16	4.03
Total earning assets	170,641	2,100	4.77	170,023	2,043	4.67	180,637	2,018	4.34
Allowance for loan and lease losses	(1,534)			(1,505)			(1,379)
Accrued income and other assets	17,476			17,350			17,202
Discontinued assets	305			329			394
Total assets	$186,888			$186,197			$196,854
Liabilities
Money market deposits	$39,364	$290	2.97%	$37,659	$264	2.82%	$32,419	$123	1.53%
Demand deposits	54,629	340	2.50	56,137	357	2.56	53,569	256	1.91
Savings deposits	5,189	2.19		5,253	1.07		6,592	1.04
Time deposits	16,019	185	4.64	14,430	160	4.45	15,216	151	3.99
Total interest-bearing deposits	115,201	817	2.85	113,479	782	2.77	107,796	531	1.98
Federal funds purchased and securities sold under repurchase agreements	124	1	4.76	106	1	4.03	3,767	48	5.07
Bank notes and other short-term borrowings	3,617	51	5.57	3,325	46	5.63	7,982	104	5.22
Long-term debt (f)	19,219	332	6.91	19,537	328	6.72	22,284	349	6.26
Total interest-bearing liabilities	138,161	1,201	3.49	136,447	1,157	3.41	141,829	1,032	2.91
Noninterest-bearing deposits	28,979			29,399			35,107
Accrued expense and other liabilities	4,969			5,373			5,112
Discontinued liabilities (f)	305			329			394
Total liabilities	$172,414			$171,548			$182,442
Equity
Key shareholders’ equity	$14,474			$14,649			$14,412
Noncontrolling interests	—			—			—
Total equity	14,474			14,649			14,412
Total liabilities and equity	$186,888			$186,197			$196,854
Interest rate spread (TE)			1.28%			1.26%			1.43%
Net interest income (TE) and net interest margin (TE)		$899	2.04%		$886	2.02%		$986	2.12%
TE adjustment (b)		12			11			8
Net interest income, GAAP basis		$887			$875			$978
(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended June 30, 2024, March 31, 2024, and June 30, 2023.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $218 million, $211 million, and $194 million of assets from commercial credit cards for the three months ended June 30, 2024, March 31, 2024, and June 30, 2023, respectively.
(e)Yield presented is calculated on the basis of amortized cost. The average amortized cost for securities available for sale was $42.8 billion, $42.7 billion, and $44.6 billion for the three months ended June 30, 2024, March 31, 2024, and June 30, 2023, respectively. Yield based on the fair value of securities available for sale was 2.82%, 2.50%, and 2.00% for the three months ended June 30, 2024, March 31, 2024, and June 30, 2023, respectively.
(f)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles.

KeyCorp Reports Second Quarter 2024 Profit
July 18, 2024

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	Six months ended June 30, 2024			Six months ended June 30, 2023
	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$54,909	$1,714	6.28%	$60,857	$1,688	5.59%
Real estate — commercial mortgage	14,562	446	6.16	16,347	459	5.66
Real estate — construction	3,030	113	7.51	2,583	83	6.47
Commercial lease financing	3,269	55	3.34	3,770	56	2.97
Total commercial loans	75,770	2,328	6.18	83,557	2,286	5.51
Real estate — residential mortgage	20,664	340	3.30	21,548	348	3.23
Home equity loans	6,921	206	5.98	7,749	215	5.61
Other consumer loans	5,699	142	5.00	6,419	153	4.78
Credit cards	943	69	14.78	984	65	13.43
Total consumer loans	34,227	757	4.44	36,700	781	4.28
Total loans	109,997	3,085	5.64	120,257	3,067	5.14
Loans held for sale	744	22	5.86	997	30	6.02
Securities available for sale (b), (e)	36,926	491	2.29	39,034	388	1.73
Held-to-maturity securities (b)	8,273	148	3.58	9,152	155	3.40
Trading account assets	1,171	30	5.30	1,123	27	4.74
Short-term investments	11,986	334	5.61	5,677	153	5.44
Other investments (e)	1,235	33	5.29	1,438	29	4.02
Total earning assets	170,332	4,143	4.72	177,678	3,849	4.22
Allowance for loan and lease losses	(1,519)			(1,357)
Accrued income and other assets	17,412			17,351
Discontinued assets	317			406
Total assets	$186,542			$194,078
Liabilities
Money market deposits	$38,512	$554	2.89	$33,110	$201	1.23
Other demand deposits	55,383	697	2.53	52,993	440	1.67
Savings deposits	5,221	3.13		6,967	1.04
Time deposits	15,225	345	4.55	12,870	239	3.75
Total interest-bearing deposits	114,341	1,599	2.81	105,940	881	1.68
Federal funds purchased and securities sold under repurchase agreements	115	2	4.42	2,932	70	4.81
Bank notes and other short-term borrowings	3,471	97	5.60	7,293	182	5.03
Long-term debt (f)	19,378	660	6.81	21,218	624	5.88
Total interest-bearing liabilities	137,305	2,358	3.45	137,383	1,757	2.57
Noninterest-bearing deposits	29,189			37,213
Accrued expense and other liabilities	5,170			4,960
Discontinued liabilities (f)	317			406
Total liabilities	$171,981			$179,962
Equity
Key shareholders’ equity	$14,561			$14,116
Noncontrolling interests	—			—
Total equity	14,561			14,116
Total liabilities and equity	$186,542			$194,078
Interest rate spread (TE)			1.27%			1.65%
Net interest income (TE) and net interest margin (TE)		$1,785	2.03%		$2,092	2.29%
TE adjustment (b)		23			15
Net interest income, GAAP basis		$1,762			$2,077

(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the six months ended June 30, 2024, and June 30, 2023, respectively.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $214 million and $186 million of assets from commercial credit cards for the six months ended June 30, 2024, and June 30, 2023, respectively.
(e)Yield presented is calculated on the basis of amortized cost. The average amortized cost for securities available for sale was $42.8 billion and $45.0 billion for the six months ended June 30, 2024, and June 30, 2023, respectively. Yield based on the fair value of securities available for sale was 2.66% and 1.99% for the six months ended June 30, 2024, and June 30, 2023, respectively.
(f)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2024 Profit
July 18, 2024

Noninterest Expense
(Dollars in millions)

	Three months ended			Six months ended
	6/30/2024	3/31/2024	6/30/2023	6/30/2024	6/30/2023
Personnel (a)	$636	$674	$622	$1,310	$1,323
Net occupancy	66	67	65	133	135
Computer processing	101	102	95	203	187
Business services and professional fees	37	41	41	78	86
Equipment	20	20	22	40	44
Operating lease expense	17	17	21	34	41
Marketing	21	19	29	40	50
Other expense	181	203	181	384	386
Total noninterest expense	$1,079	$1,143	$1,076	$2,222	$2,252
Average full-time equivalent employees (b)	16,646	16,752	17,754	16,699	17,987
(a)Additional detail provided in Personnel Expense table below.
(b)The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(Dollars in millions)

	Three months ended			Six months ended
	6/30/2024	3/31/2024	6/30/2023	6/30/2024	6/30/2023
Salaries and contract labor	$394	$389	$416	$783	$835
Incentive and stock-based compensation	143	159	93	302	245
Employee benefits	98	126	103	224	202
Severance	1	—	10	1	41
Total personnel expense	$636	$674	$622	$1,310	$1,323

KeyCorp Reports Second Quarter 2024 Profit
July 18, 2024

Loan Composition
(Dollars in millions)

				Change 6/30/2024 vs.
	6/30/2024	3/31/2024	6/30/2023	3/31/2024	6/30/2023
Commercial and industrial (a)(b)	$53,129	$54,793	$60,059	(3.0)%	(11.5)%
Commercial real estate:
Commercial mortgage	14,218	14,540	16,048	(2.2)	(11.4)
Construction	3,077	3,013	2,646	2.1	16.3
Total commercial real estate loans	17,295	17,553	18,694	(1.5)	(7.5)
Commercial lease financing (b)	3,101	3,305	3,801	(6.2)	(18.4)
Total commercial loans	73,525	75,651	82,554	(2.8)	(10.9)
Residential — prime loans:
Real estate — residential mortgage	20,380	20,704	21,637	(1.6)	(5.8)
Home equity loans	6,729	6,905	7,529	(2.5)	(10.6)
Total residential — prime loans	27,109	27,609	29,166	(1.8)	(7.1)
Other consumer loans	5,514	5,690	6,290	(3.1)	(12.3)
Credit cards	930	935	1,001	(.5)	(7.1)
Total consumer loans	33,553	34,234	36,457	(2.0)	(8.0)
Total loans (c), (d)	$107,078	$109,885	$119,011	(2.6)%	(10.0)%
(a)Loan balances include $217 million, $214 million, and $200 million of commercial credit card balances at June 30, 2024, March 31, 2024, and June 30, 2023, respectively.
(b)Commercial and industrial includes receivables held as collateral for a secured borrowing of $285 million at June 30, 2024, $349 million at March 31, 2024 and no amounts held as collateral for a secured borrowing at June 30, 2023. Commercial lease financing includes receivables held as collateral for a secured borrowing of $5 million, $6 million, and $5 million at June 30, 2024, March 31, 2024, and June 30, 2023, respectively. Principal reductions are based on the cash payments received from these related receivables.
(c)Total loans exclude loans of $291 million at June 30, 2024, $313 million at March 31, 2024, and $381 million at June 30, 2023, related to the discontinued operations of the education lending business.
(d)Accrued interest of $502 million, $522 million, and $500 million at June 30, 2024, March 31, 2024, and June 30, 2023, respectively, presented in "other assets" on the Consolidated Balance Sheets is excluded from the amortized cost basis disclosed in this table.

Loans Held for Sale Composition
(Dollars in millions)

				Change 6/30/2024 vs.
	6/30/2024	3/31/2024	6/30/2023	3/31/2024	6/30/2023
Commercial and industrial	$72	$—	$221	N/M	(67.4)%
Real estate — commercial mortgage	354	155	829	128.4	(57.3)
Commercial lease financing	—	—	13	—	(100.0)
Real estate — residential mortgage	91	73	67	24.7	35.8
Total loans held for sale	$517	$228	$1,130	126.8%	(54.2)%
N/M = Not Meaningful

Summary of Changes in Loans Held for Sale
(Dollars in millions)

	2Q24	1Q24	4Q23	3Q23	2Q23
Balance at beginning of period	$228	$483	$730	$1,130	$1,211
New originations	1,532	1,738	1,879	3,035	1,798
Transfers from (to) held to maturity, net	(1)	(105)	(31)	(94)	(52)
Loan sales	(1,234)	(1,893)	(2,095)	(3,312)	(1,798)
Loan draws (payments), net	(7)	4	—	(29)	(28)
Valuation and other adjustments	(1)	1	—	—	(1)
Balance at end of period	$517	$228	$483	$730	$1,130

KeyCorp Reports Second Quarter 2024 Profit
July 18, 2024

Summary of Loan and Lease Loss Experience From Continuing Operations
(Dollars in millions)

	Three months ended			Six months ended
	6/30/2024	3/31/2024	6/30/2023	6/30/2024	6/30/2023
Average loans outstanding	$108,961	$111,034	$120,672	$109,997	$120,257
Allowance for loan and lease losses at the beginning of the period	$1,542	$1,508	$1,380	$1,508	$1,337
Loans charged off:
Commercial and industrial	86	62	42	148	77

Real estate — commercial mortgage	10	5	9	15	14
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	10	5	9	15	14
Commercial lease financing	6	—	1	6	—
Total commercial loans	102	67	52	169	91
Real estate — residential mortgage	1	1	1	2	1
Home equity loans	—	1	2	1	3
Other consumer loans	16	16	12	32	23
Credit cards	12	12	9	24	18
Total consumer loans	29	30	24	59	45
Total loans charged off	131	97	76	228	136
Recoveries:
Commercial and industrial	31	8	15	39	23

Real estate — commercial mortgage	1	—	1	1	1
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	1	—	1	1	1
Commercial lease financing	3	2	2	5	3
Total commercial loans	35	10	18	45	27
Real estate — residential mortgage	1	2	1	3	2
Home equity loans	—	1	1	1	2
Other consumer loans	2	2	2	4	5
Credit cards	2	1	2	3	3
Total consumer loans	5	6	6	11	12
Total recoveries	40	16	24	56	39
Net loan charge-offs	(91)	(81)	(52)	(172)	(97)
Provision (credit) for loan and lease losses	96	115	152	211	240
Allowance for loan and lease losses at end of period	$1,547	$1,542	$1,480	$1,547	$1,480

Liability for credit losses on lending-related commitments at beginning of period	$281	$296	$276	$296	$225
Provision (credit) for losses on lending-related commitments	4	(14)	15	(10)	66
Other	1	(1)	—	—	—
Liability for credit losses on lending-related commitments at end of period (a)	$286	$281	$291	$286	$291

Total allowance for credit losses at end of period	$1,833	$1,823	$1,771	$1,833	$1,771

Net loan charge-offs to average total loans	.34%	.29%	.17%	.31%	.16%
Allowance for loan and lease losses to period-end loans	1.44	1.40	1.24	1.44	1.24
Allowance for credit losses to period-end loans	1.71	1.66	1.49	1.71	1.49
Allowance for loan and lease losses to nonperforming loans	218	234	343	218	343
Allowance for credit losses to nonperforming loans	258	277	411	258	411

Discontinued operations — education lending business:
Loans charged off	$1	$1	$2	$2	$3
Recoveries	1	—	1	1	1
Net loan charge-offs	$—	$(1)	$(1)	$(1)	$(2)
(a)Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports Second Quarter 2024 Profit
July 18, 2024

Asset Quality Statistics From Continuing Operations
(Dollars in millions)
	2Q24	1Q24	4Q23	3Q23	2Q23
Net loan charge-offs	$91	$81	$76	$71	$52
Net loan charge-offs to average total loans	.34%	.29%	.26%	.24%	.17%
Allowance for loan and lease losses	$1,547	$1,542	$1,508	$1,488	$1,480
Allowance for credit losses (a)	1,833	1,823	1,804	1,778	1,771
Allowance for loan and lease losses to period-end loans	1.44%	1.40%	1.34%	1.29%	1.24%
Allowance for credit losses to period-end loans	1.71	1.66	1.60	1.54	1.49
Allowance for loan and lease losses to nonperforming loans	218	234	263	327	343
Allowance for credit losses to nonperforming loans	258	277	314	391	411
Nonperforming loans at period end	$710	$658	$574	$455	$431
Nonperforming assets at period end	727	674	591	471	462
Nonperforming loans to period-end portfolio loans	.66%	.60%	.51%	.39%	.36%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.68	.61	.52	.41	.39

(a)Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(Dollars in millions)
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Commercial and industrial	$358	$360	$297	$214	$188

Real estate — commercial mortgage	173	113	100	63	65
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	173	113	100	63	65
Commercial lease financing	1	1	—	1	1
Total commercial loans	532	474	397	278	254
Real estate — residential mortgage	77	79	71	72	73
Home equity loans	91	95	97	97	97
Other Consumer loans	4	4	4	4	4
Credit cards	6	6	5	4	3
Total consumer loans	178	184	177	177	177
Total nonperforming loans (a)	710	658	574	455	431
OREO	17	16	17	16	15
Nonperforming loans held for sale	—	—	—	—	16
Other nonperforming assets	—	—	—	—	—
Total nonperforming assets	$727	$674	$591	$471	$462
Accruing loans past due 90 days or more	$137	$119	$107	$52	$73
Accruing loans past due 30 through 89 days	282	242	222	178	139
Nonperforming assets from discontinued operations — education lending business	3	2	3	2	2
Nonperforming loans to period-end portfolio loans	.66%	.60%	.51%	.39%	.36%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.68	.61	.52	.41	.39

Summary of Changes in Nonperforming Loans From Continuing Operations
(Dollars in millions)
	2Q24	1Q24	4Q23	3Q23	2Q23
Balance at beginning of period	$658	$574	$455	$431	$416
Loans placed on nonaccrual status	317	243	297	159	169
Charge-offs	(131)	(97)	(95)	(87)	(76)
Loans sold	(22)	(5)	(9)	(4)	(23)
Payments	(76)	(35)	(56)	(25)	(20)
Transfers to OREO	(1)	(2)	(2)	(3)	(2)
Loans returned to accrual status	(35)	(20)	(16)	(16)	(33)
Balance at end of period	$710	$658	$574	$455	$431

KeyCorp Reports Second Quarter 2024 Profit
July 18, 2024

Line of Business Results
(Dollars in millions)

						Change 2Q24 vs.
	2Q24	1Q24	4Q23	3Q23	2Q23	1Q24	2Q23
Consumer Bank
Summary of operations
Total revenue (TE)	$769	$757	$770	$775	$787	1.6%	(2.3)%
Provision for credit losses	33	(2)	5	14	32	N/M	3.1
Noninterest expense	648	704	779	676	662	(8.0)	(2.1)
Net income (loss) attributable to Key	67	41	(11)	65	71	63.4	(5.6)
Average loans and leases	39,174	39,919	40,763	41,610	42,297	(1.9)	(7.4)
Average deposits	85,397	84,075	83,557	82,683	81,406	1.6	4.9
Net loan charge-offs	45	44	40	36	32	2.3	40.6
Net loan charge-offs to average total loans	.46%	.44%	.39%	.34%	.30%	4.5	53.3
Nonperforming assets at period end	$190	$196	$190	$190	$193	(3.1)	(1.6)
Return on average allocated equity	7.93%	4.69%	(1.28)%	7.42%	8.00%	69.1	(.9)

Commercial Bank
Summary of operations
Total revenue (TE)	$769	$799	$804	$809	$823	(3.8)%	(6.6)%
Provision for credit losses	87	102	96	68	134	(14.7)	(35.1)
Noninterest expense	431	443	526	433	406	(2.7)	6.2
Net income (loss) attributable to Key	207	205	150	240	227	1.0	(8.8)
Average loans and leases	69,248	70,633	72,713	75,598	77,922	(2.0)	(11.1)
Average loans held for sale	522	840	635	1,268	1,014	(37.9)	(48.5)
Average deposits	57,360	56,331	58,196	56,078	52,512	1.8	9.2
Net loan charge-offs	64	37	35	35	20	73.0	220.0
Net loan charge-offs to average total loans	.37%	.21%	.19%	.18%	.10%	76.2	270.0
Nonperforming assets at period end	$537	$479	$401	$281	$269	12.1	99.6
Return on average allocated equity	8.31%	8.24%	5.88%	9.11%	8.61%	.8	(3.5)
TE = Taxable Equivalent; N/M = Not Meaningful

Selected Items Impact on Earnings(a)
(Dollars in millions, except per share amounts)
	Pretax(b)	After-tax at marginal rate(b)
Quarter to date results	Amount	Net Income	EPS(c)
Three months ended June 30, 2024
FDIC special assessment (other expense)(d)	$(5)	$(4)	$—
Three months ended March 31, 2024
FDIC special assessment (other expense)(d)	(29)	(22)	(0.02)
Three months ended June 30, 2023
No items	—	—	—

(a)Includes items impacting results or trends during the period but are not considered non-GAAP adjustments.
(b)Favorable (unfavorable) impact.
(c)Impact to EPS reflected on a fully diluted basis.
(d)In November 2023, the FDIC issued a final rule implementing a special assessment on insured depository institutions to recover the loss to the FDIC’s deposit insurance fund (DIF) associated with protecting uninsured depositors following the 2023 closures of Silicon Valley Bank and Signature Bank. KeyCorp recorded the initial loss estimate related to the special assessment during the fourth quarter of 2023. In late February 2024, the FDIC provided updated estimates on the uninsured deposit losses and recoverable assets related to the 2023 closures of Silicon Valley Bank and Signature Bank. KeyCorp recorded the additional expense related to the revised special assessment during the first quarter of 2024. In June 2024, Key received its quarterly invoice from the FDIC which included amounts due under the special assessment. As such, Key recorded an additional expense in the second quarter of 2024 to true-up initial estimates to the invoiced amount.